Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 10, 2010, with respect to the combined special-purpose financial statements and schedule of Verizon’s Separate Telephone Operations for the year ended December 31, 2009, included in Verizon Communications Inc.’s Current Report (Form 8-K) dated March 24, 2010, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the following registration statements of Verizon Communications Inc. and where applicable, related Prospectuses, of our report dated March 10, 2010, with respect to the combined special-purpose financial statements of Verizon’s Separate Telephone Operations: Form S-8, No. 333-66459; Form S-8, No. 333-66349; Form S-4, No. 333-11573; Form S-8, No. 333-41593; Form S-8, No. 333-42801; Form S-4, No. 333-76171; Form S-8, No. 333-75553; Form S-8, No. 333-76171; Form S-8, No. 333-50146; Form S-8, No. 333-53830; Form S-4, No. 333-82408; Form S-8, No. 333-82690; Form S-8, No. 333-118904; Form S-8, No. 333-123374; Form S-4, No. 333-124008; Form S-8, No. 333-124008; Form S-4, No. 333-132651; Form S-8, No. 333-134846; Form S-8, No. 333-137475; Form S-3, No. 333-138705; Form S-8, No. 333-142549; Form S-8, No. 333-150504; Form S-3, No. 333-151922; and Form S-3, No. 333-162833.

/s/ Ernst & Young LLP

New York, New York

June 10, 2010